LETTER OF INTENT

BY WHICH

HEARTLAND, INC.

(a Maryland corporation)

SHALL ACQUIRE

OHIO VALLEY LUMBER

(a Delaware corporation)

This letter, when countersigned, will confirm our intent to purchase, in the transaction described below, all of the outstanding stock of NKR, Inc./dba Ohio Valley Lumber. This letter of intent is delivered for the purpose of setting forth our intentions and to confirm your interest in proceeding further to an acquisition contract. Our agreement is on the terms, and subject to the conditions, described below.

This Letter of Intent (“LOI”) is made and dated this 12 day of September, 2005 and is not a contract between the parties.

I.              THE INTERESTED PARTIES

A.	THE PARTIES TO THIS AGREEMENT
	1.	Heartland, Inc., a Maryland corporation (“Heartland”).
	2.	NKR, Inc., a Delaware corporation (“Ohio Valley Lumber”).

3.         Natalie K. Robbins, an individual, is the owner of a majority of the outstanding stock of Ohio Valley Lumber (“Shareholder”).

4.         Heartland, Ohio Valley Lumber, and the Shareholder may be referred to collectively herein as the “Parties.”

II.             RECITALS

A.	THE CAPITAL OF HEARTLAND AND Ohio Valley Lumber

1.         The capital of Heartland consists of 100,000,000 shares of common stock, $.001 par value, authorized, of which 24,164,106 are issued and outstanding as of the date of this Agreement, and 5,000,000 shares of preferred stock, $.01 par value, authorized, of which none are issued and outstanding as of the date of this Agreement.

2.         The capital of Ohio Valley Lumber consists of 10,000,000 shares of common stock, .01 par value, authorized, of which 9,000,000 shares are issued and 8,640,000 of which are owned by Shareholder.

B.	THE BACKGROUND FOR THE INTENDED ACQUISITION

Heartland desires to acquire Ohio Valley Lumber and the directors and Shareholder desire to sell Ohio Valley Lumber to Heartland.

III.           CONDITIONS PRECEDENT TO STOCK SALE

A.	Buyer Contingencies
	1.	Satisfactory Review of Seller’s books and records.
	2.	SEC qualified audited financials.
	3.	All standard due diligence completed.
B.	SELLER CONTINGENCY

1.         A letter verifying the Financial Ability of Heartland for the total amount of the proposed purchase of Ohio Valley Lumber is to be presented to the Board of Directors of Ohio Valley Lumber.

C.	DIRECTOR APPROVAL

The Board of Directors of the Parties respectively shall have determined that it is advisable and in the best interests of each of them and both of them to proceed with the acquisition by Heartland of Ohio Valley Lumber, in a manner mutually agreed upon by the Parties.

D.	SHAREHOLDER APPROVAL

To the extent required by law, the shareholders of the Parties shall have approved the acquisition and this Agreement.

E.	EFFECTIVE DATE

An ACQUISITION CONTRACT shall become effective on the date designated therein as the "Closing Date"; provided that the following conditions precedent shall have been met, or waived in writing by the Parties:

1.         At the Closing, Heartland shall pay $4,000,000.00 in cash to the shareholders of Ohio Valley Lumber, and 2,000,000 shares of Common stock in Heartland to the shareholders of Ohio Valley Lumber, in exchange for 100% of the issued and outstanding shares of Ohio Valley Lumber common stock. In addition Heartland will make a $2,000,000.00 Capital Cash Infusion into Ohio Valley Lumber to be used exclusively for the reduction of debt. Heartland will agree to promptly file a Registration Statement under the Securities Act of 1933 to register all shares received by the shareholders of Ohio Valley Lumber.

2.         Each Party shall have furnished to the other Party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If any Party determines that there is a reason not to complete the ACQUISITION CONTRACT as a result of their due diligence examination, then they must give written notice to the other Parties prior to the expiration of the due diligence examination period. The Due Diligence period, for purposes of this paragraph, shall expire on a date determined by the Parties, which shall be no later than sixty days after the signing of the Letter of Intent.

3.         The rights of all dissenting shareholders, if any, of each Party shall have been satisfied and the Board of Directors of each Party shall have determined to proceed with the ACQUISITION CONTRACT.

4.         All of the terms, covenants and conditions of the ACQUISITION CONTRACT to be complied with or performed by each Party for Closing shall have been complied with, performed or waived in writing.

5.         The representations and warranties of the Parties, contained in the ACQUISITION CONTRACT, as herein contemplated, except as amended, altered or waived by the Parties in writing, shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties are made at and as of such time; and each Party shall provide the other with a corporate certificate, of a director of each Party, dated the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such Party are true and correct as of that date. The form and substance of each Party's certification shall be in form reasonably satisfactory to the other.

F.	TERMINATION

The LOI may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the Parties: (i) by mutual consent of the Parties; (ii) by any Party if any other Party is unable to meet the specific conditions precedent applicable to its performance within a reasonable time; (iii) by either Party if the Closing Date shall not have occurred within 120 days of contract date; or (iv) by the Board of Directors of Heartland or Ohio Valley Lumber, if either such Board shall have determined in its sole discretion that because of the institution or threatened institution of any litigation or proceeding, or for any other reason, it is inadvisable to consummate the acquisition herein provided for. In the event that termination of the ACQUISITION CONTRACT occurs, as provided above, the ACQUISITION CONTRACT shall forthwith become void and, except for the potential forfeiture of the earnest money deposit described above, there shall be no liability on the part of any Party or its respective officers and directors.

IV.           PLAN OF ACQUISITION

A.	REORGANIZATION AND ACQUISITION

Heartland and Ohio Valley Lumber will be reorganized, such that Heartland shall acquire all the capital stock of Ohio Valley Lumber with all of its current assets, liabilities and businesses, and Ohio Valley Lumber shall become a wholly owned subsidiary of

Heartland. The precise form of this transaction will be as set forth in the ACQUISITION CONTRACT.

B.	ISSUANCE OF STOCK

At Closing, Heartland shall issue and deliver the appropriate number of stock certificates to Shareholder representing a total of 2,010,000 shares of Heartland common stock.

Also at the Closing, Ohio Valley Lumber shall issue and deliver stock certificates to Heartland representing a total of 100% of the issued and outstanding capital stock of Ohio Valley Lumber.

C.	OTHER CONDITIONS OF ACQUISITIONS

1.          Ohio Valley Lumber shall own all of the assets it currently owns except as may be sold or transferred in the ordinary course of business;

2.         Employment agreements will be in place for all key employees of Ohio Valley Lumber. The following are stipulations for the Executive Employment Contract of Terry Robbins:

EXECUTIVE EMPLOYMENT CONTRACT

I.	JOB TITLE & DESCRIPTION.

Job title will be Chief Executive Officer with complete authority and decision making power in the total operation of Ohio Valley Lumber.

II.	TERM OF EMPLOYMENT CONTRACT.

The term of this employment contract shall be for a period of 5 full calendar years.

III.	SALARY.

The base salary is to be $300,000 per year.

IV.	OTHER COMPENSATION
1.	Company expense account for Business Travel and Entertainment.
2.	Insurance
	a.	Health insurance to be paid by the Company.

b.	Two Term Life insurance policies of $5,000,000 each with the Company as beneficiary of one $5,000,000 term life policy and Natalie K. Robbins as beneficiary of one $5,000,000 term life policy.

c.	Directors and Officers Liability Insurance coverage.
	3.	Vacation allowance of 3 weeks paid vacation annually for employment years 1, and 2 and 4 weeks paid vacation annually for employment years 3,4,5.
4.

Bonuses and/or Stock Options based upon performance. A minimum increase of 10% Net Profit each year will entitle a bonus of 5% of the Net Profit which may be taken at Employee’s discretion either as Cash or as Stock Options at a discounted rate of 25% of average market price over the previous 12 month period, and a 10% increase in salary added to the existing base salary. In addition, for each increase of 5% in Net Profit that exceeds the minimum increase of 10%, a bonus of 10% of the Net Profit shall be paid in Cash or in Stock as I determine and 20% shall be added to the existing base salary for the coming fiscal year.

	5.	Company Contribution to self-directed Retirement Plan. The Company shall contribute the maximum amount allowed by law to a Self-directed Retirement Plan.
V.	NON-RESTRICTIVE COVENANT AGREEMENT FOR OPERATION OF EXISTING COMPANIES OWNED BY TERRY A. ROBBINS & NATALIE K. ROBBINS.

This involves Ohio Valley Hardwood, Chip & Bark, Inc., and Chipco of Virginia. These companies may continue to due business at “arms length” with Ohio Valley Lumber in the regular course of business.

VI.	REMEDIES, DAMAGES, SEVERANCE PACKAGE FOR BREACH OF EMPLOYMENT CONTRACT.

If there is no legal ground for dismissal, the only ground for dismissal being any inability to perform the duties of CEO, mismanagement or misconduct, and the CEO is terminated from the CEO position, the remedy and damages for such dismissal will result in 2 times the total Salary remaining on the Employment Contract due and payable at the time of dismissal. If there is mutual agreement for termination of the CEO position, the Severance Package will consist of payment of 6 months Salary based upon the present years base Salary. If there is a Breach of Contract by the Employer, the total amount of the Salary Package becomes due and payable at the time of termination of the employment contract. If there is a Breach of Contract by the

Employee, the Employer will have no obligation to pay the Severance Package of 6 months Salary.

VII.	FUTURE ACQUISITIONS.

All future acquisitions during the executive employment period which are a direct result of contact and negotiations performed by the CEO will be compensated as follows:

1.	5% of the purchase price
2.	25% of the appraised value above the purchase price of the acquisition to be paid either in Cash, or taken as a Note Receivable from Heartland, or taken in Stock to be determined at my discretion.
VIII.	A SEAT ON THE BOARD OF DIRECTORS OF HEARTLAND.

To have a seat on the Board of Directors of Heartland for the term of the employment contract.

3.         At Closing, the Directors of Ohio Valley Lumber shall resign after appointing three new directors to be elected by Heartland.

4.         Ohio Valley Lumber shall provide Heartland with the financial records necessary for Heartland’s accountants to audit Ohio Valley Lumber for the years ending December 31, 2002 and December 31, 2003, and to prepare a nine month unaudited financial statement ending September 30, 2004.

D.	FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING

The Directors of each Party shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and all Parties covenant hereby to deal fairly and in good faith with each other and each others shareholders.

E.	BROKERS' OR FINDER'S FEES

Finders feed will be paid by Heartland Inc.

V.            MISCELLANEOUS

A.	EXPENSES

Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

B.	NOTICES

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO HEARTLAND:

3300 Fernbrook Lane, Suite # 180

Minneapolis, Minnesota, 55447

TO OHIO VALLEY LUMBER:

16523 State Route 124

P.O. Box 398

Piketon, Ohio 45661

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

C.	ACQUISITION CONTRACT

Within sixty (60) days after the date of this LOI, the Parties understanding will be reduced to a definitive ACQUISITION CONTRACT. The ACQUISITION CONTRACT will contain customary representations, warranties and indemnification from the respective parties. In addition, the ACQUISITION CONTRACT will contain customary conditions as to the obligations of the Parties to close the transaction.

D.	CONFIDENTIALITY

Prior to exchanging any information, the Parties agree to enter and execute a mutual confidentiality and nondisclosure agreement which will protect all information delivered and reviewed by either Party with respect to the other Party or the transaction contemplated herein. In addition, until the execution of a ACQUISITION CONTRACT, the Parties agree to keep confidential all negotiations and discussions and to not release any information or press releases regarding the potential transaction without the consent of the other Party.

E.	NATURE OF PROPOSAL

This proposal, when accepted, will not constitute as definitive contract with respect to the transaction but will be considered a statement of present intention and understanding of the Parties justifying the expenditure of their time, effort, and expenses in an attempt to achieve the Closing. Accordingly, the transaction will be binding only in accordance with the terms of the ACQUISITION CONTRACT and the other documents referred to herein. Notwithstanding the foregoing, the confidentiality provisions described below will be binding and enforceable.

This LOI may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this LOI shall be deemed a valid and binding execution of this Agreement.

This LOI is executed on behalf of each Party by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

HEARTLAND, INC.,

/S/ TRENT SOMMERVILLE

BY: Trenton Sommerville

ITS: Chief Executive Officer

OHIO VALLEY LUMBER

/S/ TERRY ROBBINS

BY: Terry Robbins

ITS: President